United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2010

AMCORE Financial, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	0-13393	36-3183870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (815) 968-2241

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 8, 2010, AMCORE Financial, Inc. ("AMCORE" or the "Company') received a notice from The Nasdaq Stock Market (Nasdaq) stating that because the minimum bid price of the Company's common stock was below $1.00 per share for 30 consecutive business days, the Company was therefore not in compliance with Nasdaq Marketplace Rule 5450(a)(1).

The notification letter has no effect at this time on the listing of the Company's common stock on The Nasdaq Global Select Market and the Company's common stock will continue to trade under the symbol AMFI.

The letter was issued in accordance with standard Nasdaq procedures. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company is provided a grace period of 180 calendar days in which to regain compliance with the minimum bid price rule. If at any time before September 7, the bid price of AMCORE's stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation to AMCORE that it has regained compliance.

If the Company does not regain compliance with the bid price rule by September 7, 2010, Nasdaq will notify the Company that its common stock is subject to delisting from The Nasdaq Global Select Market. In that event, the Company may appeal the delisting determination to a Hearings Panel or the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market). To pursue this alternative, the Company will need to submit an application to transfer its common stock to The Nasdaq Capital Market, and if it satisfies the applicable requirements and the application is approved, Nasdaq would notify the Company that it has been granted an additional 180 day compliance period while listed on The Nasdaq Capital Market.

AMCORE intends to actively monitor the bid price for its common stock between now and September 7, 2010, and will consider available options to regain compliance with the Nasdaq minimum bid price requirements.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 12, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCORE Financial, Inc. (Registrant)
March 12, 2010 (Date)	/s/ JUDITH CARRE SUTFIN Judith Carre Sutfin Executive Vice President and Chief Financial Officer, (Duly authorized officer of the registrant and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 12, 2010.